GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                February 25, 2005


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Strong Short-Term Global Bond Fund, Inc.

Ladies and Gentlemen:

     We represent Strong Short-Term Global Bond Fund, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 25 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-74580; 811-8320) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

     We consent to the use of this letter in the Post-Effective Amendment.

                                        Very truly yours,

                                        GODFREY & KAHN, S.C.

                                        /s/ Ellen R. Drought

                                        Ellen R. Drought

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